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                                                                    EXHIBIT 23.1




                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 3 to Registration Statement, Registration No. 333-13287, of EarthShell Container Corporation on Form S-1 of our report (which report contains an explanatory paragraph related to the Company's ability to continue as a going concern) dated February 20, 1998 appearing in the Prospectus which is a part of the Registration Statement and to the references to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

Deloitte & Touche LLP

Los Angeles, California

February 20, 1998